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VIA EDGAR

November 10, 2000

United States Securities and Exchange Commission
Judiciary Plaza
450 5th Street N.W.
Washington, D.C. 20549
USA

Ladies and Gentlemen:

RE: QUARTERLY REPORT

We enclose for filing a Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000.

Yours truly,

SIDEWARE SYSTEMS INC.
  per:

"Grant Sutherland"

Grant Sutherland, Chairman